UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): July 5, 2016

MTS SYSTEMS CORPORATION

(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

MINNESOTA	0-02382	41-0908057
(STATE OR OTHER JURISDICTION OF INCORPORATION)	(COMMISSION FILE NUMBER)	(IRS EMPLOYER IDENTIFICATION NO.)

14000 TECHNOLOGY DRIVE

EDEN PRAIRIE, MN 55344

(ADDRESS OF PRINCIPAL
EXECUTIVE OFFICES,
INCLUDING ZIP CODE)

(952) 937-4000
(REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE)

N/A

(FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                                        Entry into a Material Definitive Agreement.

On July 5, 2016, MTS Systems Corporation (the “Company”) entered into a Credit Agreement among the Company, the Company’s foreign subsidiaries from time to time party thereto, the lenders from time to time party thereto, U.S. Bank National Association and HSBC Bank USA, National Association as Co-Documentation Agents, Wells Fargo Bank, National Association as Syndication Agent, JPMorgan Chase Bank, N.A. as Administrative Agent and JP Morgan Chase Bank, N.A. and Wells Fargo Securities, LLC as Joint Bookrunners and Joint Lead Arrangers (the “Credit Agreement”).  The Credit Agreement provides for senior secured credit facilities consisting of a $100 million revolving credit facility (the “Revolving Credit Facility”) and a $460 million term loan B facility (the “Term Facility” and together with the Revolving Credit Facility, the “Senior Secured Facilities”).

The Revolving Credit Facility is available to the Company and to each foreign subsidiary borrower which shall become a party to the Credit Agreement on a revolving basis. Amounts borrowed by foreign subsidiary borrowers are limited to total U.S. Dollar equivalent aggregate amount of $25 million.  The proceeds of the Revolving Credit Facility will be used to refinance existing indebtedness and for working capital and other general corporate purposes (including permitted acquisitions and share repurchases) of the Company and its subsidiaries in the ordinary course of business.  The Term Facility was made available to the Company in a single drawing on the closing date of the Senior Secured Facilities to finance the Merger (as defined in Item 2.01 below).  The loans under the Term Facility will amortize in equal quarterly installments in an aggregate annual amount equal to 1.00% of the original principal amount of the Term Facility.

The Company may also from time to time elect to increase the commitments of the lenders under the Revolving Credit Facility or enter into one or more incremental term loans on the terms and conditions specified in the Credit Agreement in an aggregate total principal amount not to exceed the sum of (A) $75 million plus (B) an unlimited additional amount such that, in the case of this clause (B) only, after giving pro forma effect thereto, the senior secured leverage ratio does not exceed certain thresholds specified in the Credit Agreement.

The Company may elect that the loans under the Senior Secured Facilities bear interest at a rate per annum equal to either an alternative base rate (“ABR”) as defined in the Credit Agreement or an Adjusted LIBO Rate (as defined in the Credit Agreement) plus, in each case, an applicable margin.  The applicable margin for loans under the Term Facility is either (A) 3.25% in the case of loans bearing interest at the ABR rate, or (B) 4.25% in the case of loans bearing interest at the Adjusted LIBO Rate.  The applicable margin for loans under the Revolving Credit Facility, as well as the commitment fee payable on the average daily amount of the available revolving commitment, is a percentage determined in accordance with the following pricing grid based on the Company’s total leverage ratio:

	Total Leverage Ratio:	Commitment Fee Rate	Eurocurrency Spread for Revolving Loans	ABR Spread for Revolving Loans
Category 1:	< 1.50 to 1.00	0.25%	2.50%	1.50%
Category 2:	> 1.50 to 1.00 but < 2.00 to 1.00	0.25%	3.00%	2.00%
Category 3:	≥ 2.00 to 1.00 but < 2.50 to 1.00	0.30%	3.25%	2.25%
Category 4:	≥ 2.50 to 1.00 but < 3.00 to 1.00	0.35%	3.50%	2.50%
Category 5:	≥ 3.00 to 1.00 but < 3.50 to 1.00	0.40%	3.75%	2.75%
Category 6:	≥ 3.50 to 1.00	0.50%	4.00%	3.00%

The maturity date of the Revolving Credit Facility is July 5, 2021 and the maturity date of the loans under the Term Facility is July 5, 2023, unless a term loan lender agrees to extend the maturity date pursuant to a loan modification agreement made in accordance with the terms of the Credit Agreement.  In addition, upon the occurrence and during the continuance of any event of default under the Credit Agreement, the Administrative Agent may, at the request of the required lenders, terminate the commitments and declare the loans then outstanding to be due and payable in whole (or in part), and exercise other customary rights and remedies.  The loans under the Term Loan Facility are subject to mandatory prepayments in certain circumstances, including that the Company must make a prepayment of a certain percentage of its excess cash flow based on the achievement of senior secured leverage ratio tests beginning with the fiscal year ending September 30, 2017.

The obligations of the Company under the Senior Secured Facilities are secured by a first priority perfected security interest in and lien on all existing and future real and personal property of the Company (subject to certain exceptions) and certain of its subsidiaries and (the “Subsidiary Guarantors”) a pledge of, and a first perfected security interest in, 100% of the equity interests of the direct, wholly owned subsidiaries of the Company and the Subsidiary Guarantors, subject to certain exceptions, including for the pledge of equity of any foreign subsidiaries which is limited to 65% of the voting equity interests of such foreign subsidiaries.

Under the Credit Agreement, the Company and its subsidiaries are subject to customary affirmative and negative covenants, including restrictions on their ability to incur debt, create liens, dispose of assets, make investments, loans, advances, guarantees and acquisitions, enter into transactions with affiliates, and enter into any restrictive agreements.  The Company must also comply with certain financial covenants, including a maximum total leverage ratio and a minimum interest coverage ratio.  The Credit Agreement also contains customary events of default (including payment defaults, covenant defaults, change of control defaults and bankruptcy defaults).

The financial institutions party to the Senior Secured Facilities have performed and may continue to perform commercial banking and financial services for the Company for which they have received and will continue to receive customary fees.

The foregoing summary of the Credit Agreement is subject to, and qualified in its entirety by, the full text of the Credit Agreement, which is attached to this Current Report on Form 8-K as Exhibit 10.1 and is incorporated herein by reference.

Item 1.02.             Termination of a Material Definitive Agreement.

On July 5, 2016, the Company terminated its existing credit agreement dated as of September 24, 2014 among the Company, the foreign subsidiaries from time to time party thereto, the lenders from time to time party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent in connection with the refinancing described in Item 1.01 above.

Item 2.01.             Completion of Acquisition or Disposition of Assets.

On July 5, 2016, the Company completed its previously announced acquisition of PCB Group, Inc. (“PCB”), which is now a wholly owned subsidiary of the Company, pursuant to the Agreement and Plan of Merger (the “Merger Agreement”) dated as of April 5, 2016, by and among the Company, Nickel Merger Sub Inc., a newly formed wholly owned subsidiary of the Company (“Merger Sub”), PCB and David T. Hore, John A. Lally and David M. Lally as representatives of the shareholders of PCB. The acquisition was completed by a merger of Merger Sub with and into PCB (the “Merger”), with PCB being the surviving corporation in the Merger and becoming a wholly owned subsidiary of the Company.  The purchase price the Company paid in connection with the Merger was approximately $580 million, which was subject to certain adjustments for cash, indebtedness, transaction costs and the level of net working capital at closing. The Company funded the purchase price with existing cash on hand, borrowings under the Term Facility (as described in Item 1.01 above), and proceeds from the previously announced registered offerings of tangible equity units and common stock of the Company.  The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, a copy of which was filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on April 6, 2016 and is incorporated herein by reference.

Item 2.03.                                        Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The discussion set forth in Item 1.01 is incorporated into this Item 2.03 by reference.

Item 5.02.                                        Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective upon the closing of the Merger (the “Closing”), David T. Hore, President of PCB, was appointed by the Company’s Board of Directors to serve as President, Sensors, of the Company.  Mr. Hore, 50, has served as President of PCB since 2004.  From 1996 to 2003, Mr. Hore served as Founder and Managing Partner of Tronconi, Segarra & Hore LLP, an accounting, tax and business consulting firm based in Buffalo, New York, and, in such capacity, as outside Chief Financial Officer of PCB.

In connection with the Closing, the Company also assumed that certain Employment Agreement, dated as of April 1, 2016 (the “Employment Agreement”), between PCB and Mr. Hore.  Pursuant to the Employment Agreement, Mr. Hore will act as President, Sensors, of the Company and receive compensation in the amount of $500,000 per year.  The Employment Agreement is for a two-year term and contains certain payments upon termination of Mr. Hore’s employment, subject to the terms and conditions set forth in the Employment Agreement.  During the term of the Employment Agreement, Mr. Hore will not participate in the Company’s Executive Severance Plan (the “Severance Plan”) or the Executive Change in Control Severance Plan.

There are no family relationships between Mr. Hore and any other executive officer or director of the Company that require disclosure under Item 401(d) of Regulation S-K. Other than the Employment Agreement, there are no transactions between Mr. Hore or any member of his immediate family and the Company or any of its subsidiaries that require disclosure under Item 404(a) of Regulation S-K.

Additionally, in connection with the Closing, the Company entered into a Transition Bonus Agreement (the “Transition Agreement”) with John V. Emholz, the Company’s outgoing Senior Vice President and General Manager, Sensors, effective as of July 6, 2016.  Pursuant to the Transition Agreement, Mr. Emholz will remain employed by the Company in his current position, including the corresponding compensation and benefits, for a period of 60 days following the Closing (the “Termination Date”), at which time Mr. Emholz’s employment with the Company will be terminated and he will receive compensation pursuant to the Severance Plan, subject to early termination of employment for reasons that would not entitle him to compensation under the Severance Plan.  On the Termination Date, conditioned on compliance with the terms and conditions set forth in the Severance Plan, Mr. Emholz will be eligible for severance in the aggregate amount of $320,000, payable in certain bi-weekly installments.  Subject to the terms and conditions set forth in the Transition Agreement, the Company will also provide Mr. Emholz with a bonus of $150,000, less applicable withholding taxes and deductions.

The foregoing summaries of the Employment Agreement and the Transition Agreement are subject to, and qualified in their entirety by, the full text of the Employment Agreement and the

Transition Agreement, which are attached to this Current Report on Form 8-K as Exhibits 10.2 and 10.3, respectively, and are incorporated herein by reference.

Item 7.01.             Regulation FD Disclosure.

On July 5, 2016, the Company issued a press release announcing the completion of the Merger. A copy of the press release is attached hereto as Exhibit 99.1.  The information contained in Exhibit 99.1 is being furnished pursuant to Item 7.01 of this Current Report on Form 8-K and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to liability under Section 18 of the Exchange Act. Furthermore, the information contained in Exhibit 99.1 shall not be deemed to be incorporated by reference into the filings of the Company under the Securities Act of 1933, as amended, or the Exchange Act.

Item 9.01.             Financial Statements and Exhibits.

(a)           Financial Statements of Businesses Acquired.

The Company intends to file the historical financial statements of PCB required by Item 9.01(a) as an amendment to this Current Report on Form 8-K not later than 71 calendar days after the date this Current Report on Form 8-K is required to be filed.

(b)           Pro Forma Financial Information.

The Company intends to file the pro forma financial information required by Item 9.01(b) as an amendment to this Current Report on Form 8-K not later than 71 calendar days after the date this Current Report on Form 8-K is required to be filed.

(d)           Exhibits.

2.1                               Agreement and Plan of Merger, dated as of April 5, 2016, by and among MTS Systems Corporation, Nickel Merger Sub Inc., PCB Group, Inc., and David T. Hore, John A. Lally and David M. Lally as the Shareholder Representative Group thereto (excluding schedules and exhibits, which the registrant agrees to furnish supplementally to the Securities and Exchange Commission upon request) (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on April 6, 2016).

10.1                        Credit Agreement, dated as of July 5, 2016, by and among MTS Systems Corporation, the foreign subsidiaries from time to time party thereto, the lenders from time to time party thereto, U.S. Bank National Association and HSBC Bank USA, National Association as Co-Documentation Agents, Wells Fargo Bank, National Association as Syndication Agent, JPMorgan Chase Bank, N.A. as Administrative Agent and JP Morgan Chase Bank, N.A. and Wells Fargo Securities, LLC as Joint Bookrunners and Joint Lead Arrangers.

10.2                        Employment Agreement, dated as of April 1, 2016, by and between PCB Group, Inc. and David T. Hore.

10.3                        Transition Bonus Agreement, dated as of July 6, 2016, by and between MTS Systems Corporation and John V. Emholz.

99.1                        Press Release dated July 5, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MTS SYSTEMS CORPORATION
(Registrant)

Date: July 7, 2016	By:	/s/ Jeffrey P. Oldenkamp
Jeffrey P. Oldenkamp
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Number	Description	Method of Filing
2.1

Agreement and Plan of Merger, dated as of April 5, 2016, by and among MTS Systems Corporation, Nickel Merger Sub Inc., PCB Group, Inc., and David T. Hore, John A. Lally and David M. Lally as the Shareholder Representative Group thereto (excluding schedules and exhibits, which the registrant agrees to furnish supplementally to the Securities and Exchange Commission upon request).

Incorporated by Reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on April 6, 2016.

10.1

Credit Agreement, dated as of July 5, 2016, by and among MTS Systems Corporation, the foreign subsidiaries from time to time party thereto, the lenders from time to time party thereto, U.S. Bank National Association and HSBC Bank USA, National Association as Co-Documentation Agents, Wells Fargo Bank, National Association as Syndication Agent, JPMorgan Chase Bank, N.A. as Administrative Agent and JP Morgan Chase Bank, N.A. and Wells Fargo Securities, LLC as Joint Bookrunners and Joint Lead Arrangers.

Filed Electronically.

10.2	Employment Agreement, dated as of April 1, 2016, by and between PCB Group, Inc. and David T. Hore.	Filed Electronically.

10.3	Transition Bonus Agreement, dated as of July 6, 2016, by and between MTS Systems Corporation and John V. Emholz.	Filed Electronically.

99.1	Press Release dated July 5, 2016.	Furnished Electronically.